EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

I, W. G. Stover, Jr., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Micron Technology, Inc. on Form 10-K for the period ended September 2, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Micron Technology, Inc.

Date: October 14, 2004	By:	/s/ W. G. Stover, Jr.
W. G. Stover, Jr.
Vice President of Finance and
Chief Financial Officer